NONCOMPETITION AGREEMENT

           By   signing  below,  I,  Kenneth  A.
Williams (sometimes  referred  to hereinafter  as  the
"Executive"), agree  to  the  terms  and  conditions  set
forth  in  this agreement (the "Agreement") between me and
CUC International Inc. (the "Company").  I am entering
into this Agreement (a) in connection with, and as
additional consideration for, the Company's acquisition,
on   the   date   hereof    (the "Acquisition"), of all of
the outstanding capital  stock  of Sierra On-Line, Inc.
("Sierra") pursuant to an Agreement and Plan of Merger, dated as of February 19, 1996, as amended by an Amendment
No. 1 thereto, dated as of March 27, 1996 (as amended, the "Merger Agreement") and (b) in accordance with the terms and conditions of Section 4.17 of the Merger
Agreement  and Section IXB. of the Employment Agreement
(as defined therein). Immediately prior to the Acquisition, I was Chairman and Chief Executive
Officer of Sierra and beneficially owned 1,803,918 shares of Sierra common stock.

         1.    Confidentiality.  The Executive acknowledges that
all   secret,   non-public,   or   proprietary   information
pertaining to the affairs, business, results of operations, accounting methods, practices and procedures, members, acquisition candidates, financial condition, clients, customers or other relationships of the Company or any of its affiliates (including Sierra) that he possesses on the date hereof and may come to possess hereafter
("Information")  is confidential and is a unique and
valuable asset of  the  Com pany  or  any  of its
affiliates.  The Executive  will  not, except to the
extent reasonably necessary in performance  of his  duties
under his employment agreement with the Company, give any person, firm, association, corporation or govern mental
agency  any  Information,  except   (a)  as  may  be
required by law, court order or other legal process, (b) as may be necessary in connection with any dispute between Executive and the Company or any of its affiliates relating to this Agreement or Executive's employment with the Company or any of its affiliates, or (c)
Information which has entered the public domain or becomes generally available to the public other than as a result of a disclosure by Executive in contravention of this Agreement. The Executive will not make use of the Information for his own purposes or for the benefit of any person or organization. The
Executive will also use his best efforts to prevent the disclosure of the Information by others.

          2.   Restricted Activities
               (a) For the period commencing on the date hereof and ending on the third anniversary of the date hereof (the
"Initial Restricted Period"), the Executive will not make any statements or perform any acts intended to or which may have the effect of advancing the interest of any existing or prospective competitors of Sierra or any of its subsidiaries or in any way
injuring the interests of Sierra or any of its subsidiaries.   During
the Initial Restricted Period, the Executive, without prior express written approval by the Board of Directors of the Company (the "Board of Direc tors"), will not engage in competition, or directly or indi rectly own or hold a proprietary interest in or be employed by, or consult with or receive compensation from, any party which competes, in any way or manner with the business of Sierra or any of its subsidiaries, as such business or businesses may be
conducted from time to time.   The  Execu tive   acknowledges  that
Sierra's and its subsidiaries' businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence shall operate throughout the United States and the World.

               (b) During the period commencing on the date hereof and ending on the later of the fifth anniversary of the date hereof and the expiration or termination of the Period of Employment (as defined in the Employment Agreement) (the "Restricted Period"), the Executive, without express prior written approval from the Board of Directors, will not solicit any clients of the Company or any of its affiliates for any business of the Company or any of its affiliates or discuss with any employee of the Company or any of its affiliates information or operation of any business intended to compete with the Company or any of its affiliates.

               (c)   During the Restricted Period, the Executive will
not  solicit or induce any person who is an employee of  the
Company   or   any  of  its  affiliates  to  terminate any
relationship such person may have with the Company or any of its affiliates, nor shall the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of the Company or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement which is currently in effect with any employee of the Company or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

               (d)   Without limiting the provisions of
Sections 2(a), (b)  and  (c) above, during the Restricted
Period,  Williams shall  not  own or hold proprietary
interest in, manage,  be employed  by  or  consult with,
operate,  join,  control  or participate  in  the
ownership,  management,  operation  or control  of any
person or entity that (i) competes,  in  any way  or
manner,  with  Sierra or its  subsidiaries  in  the
packaged   entertainment  or  education  software
business anywhere in the World as such business may be conducted from time to time or (ii) markets or distributes entertainmentrelated software or services on the Internet or any similar computer network.

               (e)   For the purposes of this Agreement,
proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity or ownership or more than 5% of any class of equity interest in a publicly-held company and the term "affiliate", when used in respect of the Company, shall include without limitation all subsidiaries of the Company, including
Stealth, and all licensees of the Company.

               (f)   The Executive hereby acknowledges
that damages at law  may  be  an insufficient remedy to
the Company  if  the Executive violates the terms of this
Agreement and that  the Company shall be entitled, upon
making the required showing, to  preliminary and/or
permanent injunctive  relief  in  any court of competent
jurisdiction to restrain the breach of or otherwise  to
specifically enforce  any  of  the  covenants contained in
this Agreement without the necessity of showing any actual
damage or that monetary damages would not provide an
adequate remedy.  Such right to an injunction shall be in
addition  to, and not in limitation of, any other rights
or remedies  the  Company  may  have.   Without  limiting
the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Agreement.

               (g)   The period of time during which the
provisions of this Agreement shall be in effect shall be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.

               (h)   The Executive also agrees to
indemnify and hold the Company harmless from and against any and all damages and expenses, including reasonable attorneys' fees and dis bursements, resulting from any breach by him of the terms and conditions of this Agreement, which remedy is in addition to any and all other remedies that the Company may possess at law or in equity.

               (i)   The Executive agrees that the
restrictions contained in this Agreement are material to the Company and, but for the Executive's agreement to comply with such re strictions, the Company would not have entered into the Merger Agreement.

          3. Governing Law; Construction. This Agreement has been executed and delivered in the State of Washington and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state.

          4.   Arbitration.  (a)  Any controversy, dispute or
claim  arising out of or relating to this Agreement  or  the breach  hereof  which cannot be settled by mutual  agreement
(other than with respect to the matters for which the  Compa ny  may,  but  shall not be required to, seek injunctive
re lief)  shall  be  finally settled by binding
arbitration  in accordance with the Federal Arbitration
Act (or  if  not  ap plicable, the applicable state
arbitration law) as  follows: Any  party  who is aggrieved
shall deliver a notice  to  the other  party  setting
forth the specific points in  dispute. Any  points
remaining in dispute twenty (20) days after  the giving of
such notice may be submitted to arbitration in New York,
New  York,  or  Seattle,  Washington,  whichever  the
complaining  party may choose, to Jams/Endispute,  before
a single  arbitrator appointed in accordance with the
arbitra tion  rules  of Jams/Endispute, modified only as
herein  ex pressly  provided.   After the aforesaid twenty
(20)  days, either party, upon ten (10) days notice to the
other, may so submit the points in dispute to arbitration.
The arbitrator may enter a default decision against any
party who fails  to participate in the arbitration
proceedings.
               (a)   The decision of the arbitrator on the points in
dispute  will  be  final,  unappealable  and  binding,   and
judgment on the award may be entered in any court having jurisdiction thereof.

               (b) Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorney's fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

               (c) The parties agree that this Section 4 has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than with respect to matters for which the Company has sought injunctive relief, and post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

          5. Separability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforce ability of any other provision of this Agreement. The par ties hereto further agree that any such invalid or un enforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdic tion determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

          6.   Notices.  All notices, requests, claims, demands
and  other communications hereunder shall be in writing  and shall  be  given  (and shall be deemed  to  have  been
duly received  if so given) by hand delivery, telegram,
telex  or telecopy, or by mail (registered or certified
mail,  postage prepaid,  return  receipt  requested)  or
by  any   courier service,  such as Federal Express,
providing proof of deliv ery. All communications hereunder shall be delivered to the respective parties at the following addresses:


If to the Executive:  Kenneth A. Williams
                      c/o Sierra On-Line, Inc.
                     3380 146th Place, S.E., Ste. 300
                     Bellevue, WA 98007

with a copy to:     Perkins Coie
                    1201 Third Avenue
                   40th Floor
                    Seattle, WA 98101-3099
               Telephone: (206) 583-8534
               Facsimile: (206) 583-8500
               Attention: Stephen A. McKeon, Esq.

If to the Company:  CUC International Inc.
                    707 Summer Street
                    Stamford, CT 06901
                    Telephone: (203) 924-9261
               Facsimile: (203) 977-8501
               Attention: Amy N. Lipton, Esq.

with a copy to:     Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York  10153
               Telephone:  (212) 310-8000    Facsimile:
               (212) 310-8007      Attention:  Howard
               Chatzinoff, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          8.   Assignability and Binding Effect.  This Agreement
shall  be  binding  upon and inure to  the  benefit  of  the parties and their respective successors.  The obligations of the  parties hereto may not be delegated, and any
attempted delegation shall be null and void and without
effect.
           IN WITNESS WHEREOF, the undersigned have
executed this Agreement as of the 24th day of July, 1996.
                         CUC INTERNATIONAL
                         By:
                            Name:  E. Kirk Shelton
                            Title:  President




                          Kenneth A. Williams